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                                                                   EXHIBIT 23.02

                          CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan of Covad Communications Group, Inc. of our report dated February 12, 2004 (except for Notes 15 and 14, as to which the dates are May 11, 2004 and May 27, 2004, respectively), with respect to the consolidated financial statements of Covad Communications Group, Inc. included in its Current Report (Form 8-K) dated June 1, 2004, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP


Walnut Creek, California
May 27, 2004